EXHIBIT 10.1

                                 PROMISSORY NOTE

                                                            Clinton, Mississippi
                                                              September 10, 2001

      FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby unconditionally promises to pay to the order of WorldCom, Inc., a Georgia corporation (the "Lender"), in lawful money of the United States of America and in immediately available funds, any and all amounts properly reflected on the records of the Lender as having been paid by the Lender under that certain Limited Guaranty in favor of Bank of America, N.A. (the "Bank") dated as of February 12, 2001, or any predecessor or successor guaranty, as the same may be modified, amended or supplemented (the "Guaranty"), whether such payment occurred before, on or after the date hereof and whether made directly to the Bank, through the Borrower or otherwise. The Borrower further promises to pay interest on the outstanding balance under this Note, compounded monthly, until payment in full of this Note, at a fluctuating rate of interest (the "Normal Rate") equal to the Eurodollar Rate applicable to each one-month Interest Period commencing on the date of the first payment by the Lender under the Guaranty reflected on the records of the Lender plus the Applicable Margin during the corresponding period applicable to Eurodollar Rate Borrowings by the Lender pursuant to (i) that certain Amended and Restated 364-Day Revolving Credit and Term Loan Agreement among the Lender, the Bank, as Administrative Agent, and the other Lenders identified therein dated as of August 5, 1999, as amended (the "Original Credit Agreement") which terminated on June 8, 2001, for periods or portion of a period prior to June 8, 2001, and (ii) that certain Revolving Credit Agreement among the Lender, the Bank and The Chase Manhattan Bank, as Co-Administrative Agents, and the other Lenders identified therein dated as of June 8, 2001, as the same may be amended or replaced (the "New Credit Agreement"), for periods or portion of a period beginning on or after June 8, 2001; provided, however, that following demand for payment, the Borrower promises to pay interest on the unpaid balance hereunder, compounded monthly, at the Default Rate, as defined herein. The "Default Rate" shall be a fluctuating rate of interest equal to the sum of the otherwise applicable Normal Rate plus three percent (3%) per annum. Upon each change in the applicable Normal Rate, the Default Rate shall simultaneously change to correspond with such change in the Normal Rate. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      From and after June 8, 2001, a reference to the New Credit Agreement shall be substituted for references to the Original Credit Agreement in each of the three Promissory Notes by the Borrower payable to the order of the Lender dated September 8, 2000, November 1, 2000 and December 29, 2000.

      The principal and accrued interest under this Note are payable on demand. If this Note is not paid upon demand, the Borrower hereby promises to pay all costs of collection, including but not limited to the fees and expenses of an attorney and court costs, in addition to the full amount due hereon.

      Interest shall be due and payable under this Note at the Normal Rate or the Default Rate, as provided herein, after as well as before demand, default and judgment, notwithstanding any

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applicable statutory judgment rate of interest. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, then the Borrower shall pay the maximum amount then permitted by applicable law.

      The Borrower hereby waives presentment, protest and notice of demand, presentment, protest and nonpayment.

      This Note shall be interpreted and the rights and liabilities of the parties hereto shall be determined in accordance with the internal laws (as opposed to the conflicts of law provisions) and decisions of the State of Mississippi and the Borrower hereby consents to the jurisdiction of the courts of or in the State of Mississippi in connection with any dispute, controversy, collection action or other matter relating to or arising out of this Note. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Borrower or the Lender, such reference shall be deemed to include, in the case of the Borrower, a reference to his heirs and legal representatives and, in the case of the Lender, its successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such heirs, legal representatives, successors and assigns.


                                       /s/ Bernard J. Ebbers
                                       ---------------------------
                                               Bernard J. Ebbers


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